                                                                      EXHIBIT 23


                               [CROWE CHIZEK LOGO]



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977 and Registration No. 333-51417), of our report dated February 8, 2002 on the consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 2001 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.



                                             /s/ Crowe, Chizek and Company LLP
                                             -----------------------------------
                                             Crowe, Chizek and Company LLP

South Bend, Indiana
March 6, 2002





                              Exhibit 23 - Page 1